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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 19, 2003


                               INTELLI-CHECK, INC.
             (Exact Name of Registrant as specified in its charter)


              Delaware               001-15465                     11-3234779
------------------------------- -----------------------  -----------------------
(State or other jurisdiction of (Commission File Number) (IRS Employer
                 Incorporation)                           Identification Number)


           246 Crossways Park West
              Woodbury, New York                              11797
    (Address of principal executive offices)                (Zip Code)



        Registrant's telephone number, including area code (516) 992-1900


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ITEM 5.  OTHER EVENTS


         On June 19, 2003 the Registrant entered into an Intellectual Property License Agreement which is effective as of March 12, 2003 with Cardcom, Inc. (the "Agreement") in settlement of a patent infringement claim made by the Registrant against Cardcom, Inc.

         Pursuant to the terms of the Agreement the Registrant shall receive, for a period of three years, a royalty of the lesser of (i) ten percent (10%) of the net sales price or (ii) one hundred thirty-five dollars ($135.00) of the net sale price of Cardcom Inc.'s age verification product sold, leased or put into use. Such payments are payable quarterly commencing with the quarter ended June 30, 2003.

         The Agreement also provides for Cardcom Inc.'s acknowledgment of the validity and enforceability of the Registrant's U.S. Patent No. 6,463,416. Additionally, under terms of the agreement CardCom has agreed to cease all advertisements that state or imply that its products provide documentation authentication or verification.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Item 7. Financial Statements and Exhibits

(c)  Exhibits

10.1 Intellectual Property License Agreement between Intelli-Check, Inc. and Cardcom, Inc., effective as of March 12, 2003.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2003                                INTELLI-CHECK, INC.

                                                 /s/ Frank Mandelbaum
                                                ----------------------
                                             By:     Frank Mandelbaum
                                                Chief Executive Officer


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